Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated December 28, 2020 with respect to the shares of Class A Common Stock, par value $0.01 per share, of AMC Entertainment Holdings, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  December 28, 2020

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.

By:	Mudrick Distressed Opportunity Drawdown Fund II GP, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P.

By:	Mudrick Distressed Opportunity Drawdown Fund II GP, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, L.P.

By:	Mudrick GP, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK DISTRESSED SENIOR SECURED FUND GLOBAL, L.P.

By:	Mudrick Senior Secured Fund GP, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK GP, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II GP, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK SENIOR SECURED FUND GP, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK CAPITAL MANAGEMENT, L.P.

By:	Mudrick Capital Management, LLC, its general partner

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

MUDRICK CAPITAL MANAGEMENT, LLC

By:	/s/ Jason Mudrick
Name:	Jason Mudrick
Title:	Sole Member

/s/ Jason Mudrick
JASON MUDRICK